UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2006

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 22, 2006, the registrant received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market, Inc. notifying the registrant that its common stock is subject to delisting from The Nasdaq National Market as a result of its failure to comply with the minimum $10,000,000 stockholders’ equity requirement for continued listing set forth in Nasdaq Marketplace Rule 4450(a)(3). The registrant must respond in writing to the Nasdaq Listing Qualifications Panel no later than May 30, 2006.

This delisting notification is in addition to a previous delisting notification resulting from the registrant’s failure to comply with the minimum $1.00 per share closing bid price requirement set forth in Nasdaq Marketplace Rule 4450(a)(5). As reported in the registrant’s current reports filed on March 21, 2006 and April 27, 2006, and in the registrant’s subsequent filings with the Securities and Exchange Commission, on March 16, 2006, the registrant received a letter from the Listing Qualifications Department notifying the registrant that its common stock would be delisted as a result of its failure to comply with the minimum closing bid price requirement. The registrant appealed the delisting to a Nasdaq Listing Qualifications Panel and was granted an extension until June 15, 2006 to comply with Nasdaq’s minimum closing bid price requirement of $1.00 per share for ten consecutive trading days.

As set forth in the registrant’s definitive proxy statement filed on April 24, 2006, at its annual meeting of stockholders scheduled for May 31, 2006, the registrant will seek stockholder approval of a private placement of common stock and warrants for $33 million (not including any proceeds from exercise of the warrants). If the private placement is approved and the other conditions to closing are satisfied, the closing of the private placement is expected to occur within one or two days after the annual meeting of stockholders. The closing of the private placement would increase stockholders’ equity sufficiently to result in the registrant’s compliance with the minimum $10,000,000 stockholders’ equity requirement for continued listing set forth in Nasdaq Marketplace Rule 4450(a)(3).

No later than May 30, 2006, the registrant will submit a written response to the Listing Qualifications Panel addressing the registrant’s failure to comply with the minimum $10,000,000 stockholders’ equity requirement for continued listing by explaining that the closing of the private placement would result in the registrant’s compliance with this listing requirement.

Forward Looking Statements

Except for historical information contained in this current report, the matters set forth in this current report contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with any further action the Nasdaq Listing Qualifications Panel may take with respect to the registrant’s request for continued listing on The Nasdaq National Market, the registrant’s ability to obtain stockholder approval of its proposed private placement, the registrant’s ability to achieve and maintain a closing bid price of at least

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$1.00 per share for a minimum of ten consecutive trading days on or before June 15, 2006, the registrant’s ability to achieve minimum stockholders’ equity of $10,000,000 and other risks described from time to time in the registrant’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2005, its quarterly report on Form 10-Q for the quarter ended March 31, 2006 and subsequent filings. The forward-looking statements are based on current information that is likely to change and speaks only as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

	By:	/s/ Harry Stylli
Date: May 26, 2006		Harry Stylli
President and Chief Executive Officer

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